Exhibit 99.2
TECHTARGET, INC. (TTGT)
FIRST QUARTER 2011
EARNINGS ANNOUNCEMENT
PREPARED REMARKS
TechTarget is posting to the investor information section of its corporate website a copy of these Prepared Remarks in combination with its financial results press release. These Prepared Remarks are offered to provide shareholders and analysts with additional time and detail for analyzing our financial results in advance of our scheduled conference call. The conference call will begin today, May 9, 2011, at 5:30 pm (ET) and will include only brief comments followed by questions and answers. These Prepared Remarks will not be read on the call. To access the live broadcast of the question and answer session, please visit the Investor Information section of TechTarget’s website at http://investor.techtarget.com/.
Greg Strakosch, CEO
Although a handful of large programs slipped from Q1 into Q2, which was reflected in our Q1 results, we are continuing to see strong momentum in the field. The growth that we are achieving continues to come from a combination of the continued shift from traditional media to online media, market share gains primarily as a result of our new Activity Intelligence™ product platform and continued strong growth outside the US. These trends, combined with our Q2 forecast of 18% online revenue growth, the conversations we are having with customers about the second half of the year and analysis of our pipeline gives us the confidence to make the following increases to our annual forecast at this time:
•	Online Revenue Growth Rate from 14% to 15%;

•	Event Revenue Growth Rate from flat to 5%; and

•	Adjusted EBITDA Growth Rate from 33% to 37%.
The growth we are experiencing is very encouraging on a long-term basis as it is still coming from market share gains since we are still not seeing across the board increases in advertising budgets from IT vendors. When those budgets do increase, we expect the majority of the incremental dollars will be allocated to online and, due to our leadership position, we will benefit from that in a meaningful way.
We continue to invest, and see good progress, in our international business. Non-US revenue for the quarter grew in excess of 50%, continuing the growth rate that we’ve seen the last several quarters. We are seeing broad growth geographically with good results in Australia, Asia and Europe. In the UK, we recently acquired ComputerWeekly.com, the companion website of the 45-year old weekly newspaper of the same name, from Reed Business Information. We ceased publication of the print version and are making investments to modernize the website. We believe we will have good success leveraging the strength of the brand, high quality content and high-level audience online. Another good sign of our progress in EMEA was the record attendance we had recently at our customer summits in London and Paris.
Financially, we continue to perform well. Adjusted EBITDA was up 50% in the quarter. Our balance sheet remains strong. We finished the quarter with approximately $50 million in cash and no debt.

Jeff Wakely, CFO
Many of our prepared remarks contain a number of percentage changes as we discuss our financial performance. Unless otherwise indicated, each percentage change represents the year-over-year percentage change when comparing Q1 2011 to Q1 2010. In addition, these prepared remarks include a discussion on certain non-GAAP financial measures which are provided as a complement to the results provided in accordance with GAAP. We provide these non-GAAP financial measures as they best represent those measures used by management when reviewing our company’s performance. We define “adjusted EBITDA” as earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to exclude stock-based compensation expense. We define “adjusted EBITDA margin” as adjusted EBITDA as a percentage of total revenues. We define “adjusted net income” as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact of such adjustments. We define “adjusted net income per share” as adjusted net income as defined above divided by weighted average diluted shares outstanding. Note that in 2011 we changed the manner in which we allocate our real estate facilities costs to align with actual departmental headcount. Previously these costs were all included as a part of general and administrative expenses. We have conformed the 2010 numbers below to be comparative with the 2011 methodology.
Revenues
First quarter revenues are as follows:

	Three Months Ended March 31,
					% Change
		% of		% of	2011 vs.
(In $000’s)	2011	Revenues	2010	Revenues	2010
Revenues:
Online	$20,380	90%	$18,561	88%	10%
Events	2,186	10	2,482	12	(12)

Total revenues	$22,566	100%	$21,043	100%	7%

The 10% increase in Q1 2011 online revenues was primarily attributable to growth in our lead generation offerings (primarily sponsorship and white paper sales volumes) and, to a lesser extent, branding revenues (primarily banner sales volume). The 12% decrease in Q1 2011 events revenues is in line with guidance given earlier this year and is consistent with our stated focus on reducing overall event volume to focus on those events that we deem most profitable.
Gross Profit
First quarter gross profit margin percentages are as follows:

	Three Months Ended March 31,
			% Change
			2011 vs.
	2011	2010	2010

Online gross profit margin	72%	73%	(1)%
Events gross profit margin	60	62	(2)

Total gross profit margin	71%	72%	(1)%

The one point decrease in overall gross profit margin was primarily attributable to $0.3 million in increased headcount costs year over year.

Operating Expenses
First quarter operating expenses are as follows:

	Three Months Ended March 31,
			$ Change	% Change
			2011 vs.	2011 vs.
(In $000’s)	2011	2010	2010	2010
Operating expenses:
Selling and marketing	$8,631	$9,411	$(780)	(8)%
Product development	1,946	2,355	(409)	(17)
General and administrative	3,799	4,347	(548)	(13)

Total operating expenses	$14,376	$16,113	$(1,737)	(11)%

Q1 2011 GAAP total operating expenses, excluding depreciation and amortization, decreased $1.7 million to $14.4 million compared to $16.1 million for Q1 2010. The portion of stock-based compensation expense included in GAAP total operating expenses was $1.9 million and $3.3 million for Q1 2011 and 2010, respectively. Q1 2011 GAAP operating expenses by expense category as compared to Q1 2010 operating expenses after eliminating the effect of stock-based compensation are as follows: selling and marketing expenses remained flat at $7.5 million, product development expenses decreased to $1.8 million from $2.2 million and general and administrative expenses increased slightly to $3.2 million from $3.1 million.
Net Loss and Net Loss Per Share
First quarter net loss and net loss per diluted share are as follows:

	Three Months Ended March 31,
			% Change
			2011 vs.
(In $000’s, except per share amounts)	2011	2010	2010
Net loss	$(75)	$(2,340)	97%

Net loss per diluted share	$(0.00)	$(0.06)	*

*	not meaningful
Adjusted EBITDA and Adjusted EBITDA Margin
First quarter adjusted EBITDA and adjusted EBITDA margin are as follows:

	Three Months Ended March 31,
(In $000’s)	2011	Adj. EBITDA Margin	2010	Adj. EBITDA Margin	% Change 2011 vs. 2010

Adjusted EBITDA	$3,707	16%	$2,479	12%	50%

Adjusted Net Income and Adjusted Net Income per Share
First quarter adjusted net income and adjusted net income per share are as follows:

	Three Months Ended March 31,
			% Change
			2011 vs.
(In $000’s, except per share amounts)	2011	2010	2010

Adjusted net income	$1,701	$990	72%

Adjusted net income per share	$0.04	$0.02	100%

For Q1 2011 adjusted net income per share is calculated by adding back to net income the effect of amortization and stock based compensation and then tax effecting these adjustments at an effective tax rate of 42%. Also, based upon this add back and the resulting adjusted net income an additional 3 million shares is added to the fully diluted share count for purposes of the Adjusted Net Income per Share calculation.
Balance Sheet Highlights
Our balance sheet and financial position remain strong. As of March 31, 2011, our cash, cash equivalents and investments totaled $50.5 million, which is up $0.4 million from our $50.1 million balance at December 31, 2010, and we have no outstanding bank debt. Working capital at March 31, 2011 is $58.6 million.
Outstanding common stock at March 31, 2011 is approximately 37.5 million shares.
Accounts receivable, net of allowance, increased $1.1 million from December 31, 2010 to $25.8 million at March 31, 2011. DSO at March 31, 2011 is 102 days, up from 84 days at December 31, 2010. In Q1 2011 an inordinate portion of our revenue was billed in the final month of the quarter thereby increasing the quarter end accounts receivable balance.
Don Hawk, President
On our last earnings call, we discussed the fact that advertisers seemed cautiously optimistic heading into the new fiscal year. Coming on the heels of a particularly strong Q4, in Q1 we saw some major spenders take additional time to sort out their marketing plans, and saw moderate growth across the broader advertiser base, consistent with our normal seasonality. Offsetting that dynamic we’re seeing very strong momentum for Q2, and believe that the core growth drivers of the business for 2011 and beyond are holding up very well.
It’s worth noting that seasonality continues to play a role in our revenue trends — our year over year growth doesn’t spread out evenly across the year. Our first quarter is consistently our least pre-sold quarter of the year, as the majority of our customers’ budgets are on a calendar year basis. Additionally, the major advertiser-specific catalysts that drive account growth for us — product rollouts and competitive initiatives, for example — tend to be launched in the second or fourth quarters.
Our Q1 results by customer tier reflected this dynamic. While we saw online revenue increases in all three tiers, we saw stronger year over year growth rates from our mid-tier advertisers (our top 100 online spenders outside of the dozen largest IT vendors) and smaller accounts outside of the top 100 than we did from the largest IT vendors in the market, which grew in the single digits. Anticipated Q1 business from the top-tier vendors was late to start in some cases. However, our Q2 and full year guidance reflects the fact that our current bookings and discussions with these large advertisers lead us to anticipate much stronger growth in this tier going forward. Our confidence in the full year guidance is bolstered by the fact that we were able to post double-digit online growth in Q1 without significant year over year growth from the largest accounts, a dynamic we see as situational and temporary.

Another reason for our confidence in a continuation of strong growth trends with our largest advertisers is the emphasis that we are putting on our branding offerings. We once again had growth in branding and display offerings that outpaced our overall online growth rate, and expect even stronger growth rates in Q2. Our new interactive ad units are focused on driving audience engagement, taking advantage of the contextual alignment that we can offer uniquely given the targeted nature of our sites. We’re winning larger branding-specific deals than we’ve seen previously, and feel that we have good upside in this area which tends to be focused on the largest accounts.
We see our Activity Intelligence platform as a major success driver going forward, particularly with the mid-tier accounts that are a key component of our growth. It continues to be a major benefit to our delivery capabilities and lead quality. We are currently deploying a significant portion of our product development investment into the next iteration of Activity Intelligence, which we expect to roll out in the second half of this year. Our current version of Activity Intelligence identifies the most active leads in an advertiser’s program. It is included in programs for our top online spenders, and helps to facilitate larger quarterly buys from these advertisers. We expect that our release later this year will enable us to take Activity Intelligence features to a broader tier of our advertisers, and will dramatically expand the information we’re providing to our customers that they can use to follow up more effectively on our leads. We also anticipate that our next release will create new add-on revenue opportunities for us around some of the additional services we’ll be able to offer.
Our investments outside of the US continue to pay dividends. Geo-targeted programs continue to take a larger share of our overall online revenues, and we continue to increase our customer penetration. We ran over 250 geo-targeted online programs in Q1, with European-focused programs driving much of the growth. As we discussed last quarter, we foresee continued strong growth for European-focused programs, even prior to our recent acquisition of Computer Weekly, and are beginning to build towards critical mass in Asia with our acquisition in Q4 of last year of our partner in China. We now have approximately 10% of our employees outside of the US, in our offices in London, Beijing, and Mumbai. We are growing our localized content presence, are establishing local sales relationships, and are taking advantage of the scalability, product capabilities, and best practices that we’ve developed through 12 years of experience here in the US.
With the growth we are seeing in Europe specifically, we are very excited about our acquisition of Computer Weekly. Founded in 1966, it is the preeminent IT media brand in the UK. Computer Weekly has earned this level of respect in the market — its audience is widely regarded as the leading source of senior IT management and IT decision-makers in the UK. But because Computer Weekly was part of a much larger company with different corporate priorities, we feel it had not received a level of investment commensurate with its brand and audience strength. We are excited about making that investment.
Given that we have shut down the print publication and are making some major changes to the online offerings, we don’t expect this acquisition to have a significant short-term direct revenue impact. Nonetheless, we expect it to provide some immediate benefits and to become a much more significant revenue contributor as we head into 2012. We believe that Computer Weekly’s brand recognition will be a sales accelerant for us, separate from any specific revenue associated with the property. We are also very excited to have access to the publication’s circulation and registered member database. It will improve our lead generation delivery capabilities in the UK, which is a central country focus of any pan-European program that we run.
In closing, we continue to be encouraged by our progress in what remains a relatively choppy marketing budget environment. It is an exciting time at TechTarget. Our key growth drivers of Activity Intelligence, international expansion, and an increased focus on branding offerings all show positive momentum, and we are focused on executing on our plan.

Financial Guidance
In the second quarter of 2011, the Company expects total revenues to be within the range of $27.7 million to $28.4 million; online revenues within the range of $24.0 million to $24.5 million; events revenues within the range of $3.7 million to $3.9 million and adjusted EBITDA to be within the range of $7.3 million to $7.9 million.
Non-GAAP Financial Measures
These prepared remarks and the accompanying tables include a discussion of non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “non-GAAP operating expenses” refers to a financial measure that we define as GAAP operating expenses excluding depreciation, amortization, stock-based compensation and certain nonrecurring expenses separately identified. The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to exclude stock-based compensation. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements
Certain matters included in these prepared remarks may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in these prepared remarks, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of these prepared remarks and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000’s, except per share amounts)

	For the Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
Revenues:
Online	$20,380	$18,561
Events	2,186	2,482

Total revenues	22,566	21,043

Cost of revenues:
Online (1)	5,606	4,942
Events (1)	877	938

Total cost of revenues	6,483	5,880

Gross profit	16,083	15,163

Operating expenses:
Selling and marketing (1)	8,631	9,411
Product development (1)	1,946	2,355
General and administrative (1)	3,799	4,347
Depreciation	641	525
Amortization of intangible assets	1,086	1,135

Total operating expenses	16,103	17,773

Operating loss	(20)	(2,610)

Interest income, net	6	107

Loss before provision for (benefit from) income taxes	(14)	(2,503)

Provision for (benefit from) income taxes	61	(163)

Net loss	$(75)	$(2,340)

Net loss per common share:
Basic and diluted	$(0.00)	$(0.06)

Weighted average common shares outstanding:
Basic and diluted	37,940	42,480

(1) Amounts included in stock-based compensation as follows:
Cost of online revenues	$70	$88
Cost of events revenues	22	26
Selling and marketing	1,158	1,929
Product development	106	161
General and administrative	644	1,225

TECHTARGET, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(in $000’s)

	For the Three Months Ended
	March 31,
	2011	2010

Net loss	$(75)	$(2,340)

Interest income, net	6	107
Provision for (benefit from) income taxes	61	(163)
Depreciation	641	525
Amortization of intangible assets	1,086	1,135

EBITDA	1,707	(950)

Stock-based compensation expense	2,000	3,429

Adjusted EBITDA	$3,707	$2,479

TECHTARGET, INC.
Reconciliation of Net Loss to Adjusted Net Income and Net Loss per Diluted Share to
Adjusted Net Income per Share
(in $000’s, except per share amounts)

	For the Three Months Ended
	March 31,
	2011	2010

Net loss	$(75)	$(2,340)

Amortization of intangible assets	1,086	1,135
Stock-based compensation expense	2,000	3,429
Impact of income taxes	1,310	1,234

Adjusted net income	$1,701	$990

Net loss per diluted share	$(0.00)	$(0.06)

Weighted average diluted shares outstanding	37,940	42,480

Adjusted net income per share	$0.04	$0.02
Adjusted weighted average diluted shares outstanding	41,034	44,573

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	3,094	2,093

Weighted average diluted shares outstanding	37,940	42,480

TECHTARGET, INC.
Financial Guidance for the Three Months Ended June 30, 2011
(in $000’s)

	For the Three Months
	Ended June 30, 2011
	Range

Revenues	$27,700	$28,400

Adjusted EBITDA	$7,300	$7,900

Depreciation, amortization and stock-based compensation	3,748	3,748
Interest and other income, net	10	10
Provision for income taxes	1,907	2,229

Net loss	$1,655	$1,933